SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
              CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):               January 28, 2003


                              THE DRESS BARN, INC.
             (Exact name of registrant as specified in its charter)


                                   Connecticut
                 (State or other Jurisdiction of Incorporation)



0-11736                                                        06-0812960
Commission File                                             (I.R.S. Employer
Number)                                                    Identification No.)



30 Dunnigan Drive, Suffern, New York                             10901
(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code:         (845) 369-4500


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


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     The information in this Current Report on Form 8-K is furnished pursuant to
Item 5 and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities under that Section. Furthermore, the information in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into the filings of The Dress Barn Inc. under the Securities Act of 1933.

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE


     On January 28, 2003, The Dress Barn Inc. ("the Company"), through a wholly owned subsidiary, completed the purchase of real estate which includes its current corporate headquarters and distribution facility in Suffern, New York (the "Suffern facility") for a total cost, including purchase price and transaction costs, of approximately $45.5 million. The Company intends to utilize fixed rate long-term mortgage financing for the major portion of the acquisition cost, with the remainder financed through the Company's existing cash.

     The Suffern facility consists of approximately 65 acres of land, with a current total of approximately 900,000 square feet of rentable distribution and office space, the majority of which is occupied by the Company. The remainder of the rentable square footage is 100% leased through 2012. In order to obtain mortgage financing for the facility, the Company will be required to sign a long-term lease at current rents, with its wholly-owned subsidiary, for the office and distribution space it currently occupies corresponding to the term of the related fixed-rate mortgage.




SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                             THE DRESS BARN INC.
                                (Registrant)


                             BY: /s/ ARMAND CORREIA
                             Armand Correia
                             Senior Vice President
                             (Principal Financial
                             and Accounting Officer)